UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2015

Industrial Property Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55376	61-1577639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

The information set forth in Item 8.01 under the heading, “Reclassification of Common Stock, New Offering Prices and Amendments to Distribution Reinvestment Plan and Share Redemption Program” is incorporated by reference into this Item 3.03.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

The information set forth in Item 8.01 under the heading, “Reclassification of Common Stock, New Offering Prices and Amendments to Distribution Reinvestment Plan and Share Redemption Program” is incorporated by reference into this Item 5.03.

ITEM 8.01 OTHER EVENTS

Estimated Net Asset Value Per Share

Overview

Based on the recommendation from the Valuation Committee as described below, on August 13, 2015, the board of directors (the “Board”) of the Company unanimously approved an estimated NAV of the Company’s common stock of $9.24 per share based on the number of shares issued and outstanding as of June 30, 2015. On August 13, 2015, Board also unanimously approved the new offering price of $10.4407 per Class A share of the Company’s common stock (the “Class A Offering Price”) and an initial offering price of $9.8298 per Class T share of the Company’s common stock (the “Class T Offering Price”). The new Class A Offering Price will take effect on August 15, 2015 and the initial Class T Offering Price will take effect when the Company files a final prospectus that includes Class T shares, which the Company expects will happen on or around August 19, 2015. There have been no material changes between June 30, 2015 and the date of this filing that management of the Company believes would impact the overall estimated NAV per share.

The estimated NAV per share was determined in accordance with the Company’s valuation policy, utilizing guidelines established by Investment Program Association Practice Guideline 2013-01 – “Valuation of Publicly Registered, Non-Listed REITs” issued April 29, 2013. It is currently anticipated that the estimated NAV per share will next be determined and disclosed no later than November 2016.

Process

A Valuation Committee comprised of the Company’s independent directors was formed in order to: (i) approve the engagement of a third party valuation firm to assist in the valuation of the Company’s assets and liabilities; (ii) oversee the valuation process and methodologies used to determine the estimated NAV per share; (iii) review the reasonableness of the estimated NAV per share; and (iv) recommend the final proposed estimated NAV per share to the Board. The Valuation Committee approved the engagement of Duff & Phelps, LLC (“Duff & Phelps”), an independent global valuation advisory and corporate finance consulting firm that specializes in providing real estate valuation services, to provide third party appraisals for each of the Company’s real estate properties and a calculation of the range in estimated NAV per share of the Company’s common stock as of June 30, 2015. The estimated NAV per share was ultimately and solely the decision of the Board. Duff & Phelps’ scope of work was conducted in conformity with the requirements of the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute and each of the appraisals was prepared by Duff & Phelps personnel who are members of the Appraisal Institute and have the Member of Appraisal Institute (“MAI”) designation. Other than its engagement as described herein, Duff & Phelps does not have any direct interests in any transaction with the Company.

From the start of its engagement through the issuance of its valuation report as of August 12, 2015, (the “Valuation Report”), Duff & Phelps held discussions with management of the Company, and conducted such appraisals, investigations, research, review and analyses as it deemed necessary. The Valuation Committee, upon its receipt and review of the Valuation Report, concluded that the range of between $8.95 and $9.52 per share for the Company’s estimated NAV as determined in the Valuation Report was reasonable, and recommended to the Board that it adopt $9.24 per share as the estimated NAV of the Company’s common stock, which value falls within the range determined by Duff & Phelps in its Valuation Report. At a special meeting of the Board held on August 13, 2015, the Board accepted the recommendation of the Valuation Committee and approved $9.24 per share as the estimated NAV per share of the Company’s common stock as of June 30, 2015, and determined the new Class A Offering Price of $10.4407 per share and the initial Class T Offering Price of $9.8298 per share.

Methodology

In preparing its Valuation Report, Duff & Phelps, among other things:

•	reviewed property level financial and operating information, requested from, or provided by, the Company;

•	reviewed and discussed with senior management of the Company the historical and anticipated future financial performance of the Company’s properties, including projections prepared by the Company;

•	conducted MAI appraisals which contained analyses on each of the Company’s real property assets and performed analyses and studies for each property;

•	researched each market by means of publications and other resources, including local Duff & Phelps market experts, to measure current market conditions, comparable property and lease data, supply and demand factors, growth patterns, and their effect on the subject properties;

•	reviewed primary terms for each of the Company’s mortgage and credit facility liabilities;

•	reviewed calculations related to value allocations to joint venture interests;

•	reviewed estimated incentive fee adjustments;

•	reviewed fully diluted common stock calculations;

•	performed physical inspections of approximately 40% of the Company’s properties based on total square footage; and

•	performed such other analyses and studies and considered such other factors as Duff & Phelps considered appropriate.

As of June 30, 2015, the Company owned and managed, either directly or through its 51% ownership interest in a joint venture partnership, a real estate portfolio, excluding undeveloped land, that included 68 properties and two properties under contract with respect to which the due diligence period had expired and the Company’s deposit was no longer refundable (the “Operating Properties Under Contract”). In aggregate, these 70 industrial properties comprised approximately 9.6 million square feet located in 14 markets throughout the U.S., with 146 customers, and was 83.8% occupied (85.5% leased) with a weighted-average remaining lease term (based on square feet) of 5.0 years. Approximately 2.5 million square feet of the approximate 9.6 million square feet was owned through the Company’s 51% ownership interest in a joint venture partnership. The occupied rate reflects the square footage with a paying customer in place. The leased rate includes the occupied square footage and additional square footage with leases in place that have not yet commenced. As of this date, inclusive of the properties under contract described above:

•	57 industrial buildings totaling approximately 7.5 million square feet comprised the Company’s operating portfolio, including stabilized properties, which was 98.0% occupied (98.5% leased).

•	13 industrial buildings totaling approximately 2.1 million square feet comprised the Company’s development and value-add portfolio, which includes buildings acquired with the intention to reposition or redevelop, or buildings recently completed which have not yet reached stabilization. The Company generally considers a building to be stabilized on the earlier to occur of the first anniversary of a building’s shell completion date or achieving 90% occupancy.

In addition, as of June 30, 2015, the Company owned and managed, either directly or through its 51% ownership interest in a joint venture partnership, two undeveloped land assets totaling approximately 17.0 acres and had two undeveloped land assets totaling approximately 72.0 acres under contract with respect to which the due diligence period had expired and the Company’s deposit was no longer refundable (the “Undeveloped Land Assets Under Contract”).

As a result, for purposes of the Valuation Report, the Company’s real estate properties were classified into three categories: operating properties, value-add properties and undeveloped land. The Board considered the following valuation methodologies with respect to each category which were applied by Duff & Phelps and are summarized in its Valuation Report.

Valuation of Operating and Value-Add Properties

Duff & Phelps provided appraised values of all of the Company’s real estate properties owned and managed as of June 30, 2015, as well as of the two Operating Properties Under Contract as of June 30, 2015, using the income capitalization approach and more specifically utilizing discounted cash flow analyses as the primary methodology. The sales comparison approach was applied as a secondary methodology.

The income capitalization approach is a valuation technique that provides an estimation of the value of an asset based on market expectations about the cash flows that an asset would generate over its remaining useful life. The income capitalization approach begins with an estimation of the annual cash flows a market participant would expect the subject asset to generate over a discrete projection period. The estimated cash flows for each of the years in the discrete projection period are then converted to their present value equivalent using a market-oriented discount rate appropriate for the risk of achieving the projected cash flows. The present value of the estimated cash flows are then added to the present value equivalent of the residual value of the asset which is calculated based upon applying a terminal capitalization rate to the projected net operating income of the property at the end of the discrete projection period to arrive at an estimate of value.

The sales comparison approach is a valuation technique that provides an estimation of value based on market prices in actual transactions and asking prices for assets. The valuation process is a comparison and correlation between the subject asset and other similar assets. Considerations such as time and condition of sale and terms of agreements are analyzed for comparable assets and are adjusted to arrive at an estimation of the fair value of the subject asset.

The following summarizes the range of terminal capitalization rates and discount rates used to arrive at the estimated market values of the Company’s operating and value-add properties:

	Range of Rates	Weighted- Average Rate
Exit capitalization rate	5.00% to 7.75%	6.27%
Discount rate	5.75% to 8.50%	7.03%

Valuation of Undeveloped Land

As of June 30, 2015, the Company owned and managed, either directly or through its 51% ownership interest in a joint venture partnership, two undeveloped land assets and had two Undeveloped Land Assets Under Contract, which were valued using the sales comparison approach described above.

Valuation of Cash, Other Assets and Other Liabilities

The fair value of cash and certain other tangible assets and liabilities, estimated as of June 30, 2015, approximated carrying or book value due to the liquid nature of such assets and the short term nature of such liabilities.

Valuation of Debt Obligations

As of June 30, 2015, the Company’s debt consisted of floating rate mortgage debt incurred through its 51% ownership interest in a joint venture partnership as well as corporate debt, and the Company did not have any fixed rate mortgage debt. Floating rate mortgage and corporate debt is reflected in the determination of estimated NAV based on U.S. generally accepted accounting principles (“GAAP”) book or carrying value, given that such debt can be prepaid by the Company and is not subject to significant prepayment penalties.

Other Valuation Adjustments

Incentive Fee Adjustments

Reviewed whether liabilities should be adjusted for estimated incentive payment amounts payable to the Company’s sponsor as the holder of special units in Industrial Property Operating Partnership LP equal to 15% of all distributions of net sales proceeds after the Company’s stockholders have received, in the aggregate, cumulative distributions from all sources equal to their capital contributions plus a 6.5% cumulative, non-compounded annual pre-tax rate return thereon. Based on associated return thresholds, no adjustments were made assuming a hypothetical liquidation of the Company as of June 30, 2015, net of estimated costs, expenses, and other fees related to such hypothetical liquidation.

Estimated NAV Methodology and Considerations

The estimated NAV methodology determines the value of the Company by estimating the current market value of the Company’s assets, including the value of the Company’s real estate assets based on third-party appraisals, and subtracting the market value of its liabilities, each as described above. In addition, the estimated NAV methodology includes the Company’s pro rata share of those assets and liabilities that the Company owns or has incurred through its 51% interest in a joint venture partnership. The resulting amount, which is the estimated NAV of the portfolio as of June 30, 2015, was divided by 50,842,855, the number of shares of the Company’s common stock outstanding on that date to determine the estimated NAV per share.

Exclusions from Estimated NAV

The estimated NAV per share approved by the Valuation Committee and the Board does not take into consideration certain factors including those described below, which could result in a premium or discount to NAV when determining a hypothetical enterprise value:

•	the size of the Company’s portfolio, as some buyers may pay more for the aggregation and management of a large portfolio compared to prices for individual properties;

•	the characteristics of the Company’s working capital, capital structure and other financial considerations for which some buyers may ascribe different values based on term, synergies, cost savings or other attributes;

•	certain third party transaction expenses that could be necessary to realize the enterprise value;

•	estimated disposition fees payable upon liquidation of the Company;

•	services being provided by personnel of the Advisor under the advisory agreement and the Company’s potential ability to secure the services of a management team on a long-term basis; or

•	the Company’s shares could trade at a premium or discount to NAV if the Company were to list its shares of common stock on a national securities exchange.

Estimated Net Asset Value

The table below sets forth the material items included in the calculation of the Company’s estimated NAV per share:

	Estimated NAV As of June 30, 2015
	In Thousands	Per Share
Net real estate values	$693,726	$13.64
Cash, other assets and other liabilities	7,866	0.15
Debt obligations	(231,842)	(4.56)
Incentive fee adjustments	—	—

Estimated net asset value	$469,750	$9.24

Shares of common stock outstanding	50,843

The original gross purchase price of the Company’s real properties, including the Company’s pro rata portion of the purchase price with respect to its investments in unconsolidated affiliates, in the aggregate, including post-acquisition capital investments, was approximately $647.5 million.

Sensitivity Analysis

While the Board believes that the assumptions used in determining the appraised values of the Company’s real properties are reasonable, certain changes in these assumptions could impact the calculation of such values.

The table below illustrates the impact on the estimated NAV and the estimated NAV per share if, for example, the exit capitalization rates or discount rates were adjusted by 25 basis points, assuming all other factors remain unchanged, with respect to the Company’s real properties.

	Increase (Decrease) to the Estimated NAV due to:
	Decrease of 25 basis points (In Thousands)	Decrease of 25 basis points (Per Share)	Increase of 25 basis points (In Thousands)	Increase of 25 basis points (Per Share)
Exit capitalization rates	$18,046	$0.35	$(17,407)	$(0.34)
Discount rates	$14,136	$0.28	$(14,532)	$(0.29)

Limitations of Estimated NAV Per Share and New Offering Prices Per Share

The estimated NAV per share determined by the Board and the new offering prices per share described below do not represent the fair value of the Company’s assets less liabilities in accordance with GAAP, and such estimated NAV per share and offering prices per share are not a representation, warranty or guarantee that: (i) a stockholder would be able to realize the estimated NAV per share or the respective offering price per share if such stockholder attempts to sell his or her shares; (ii) a stockholder would ultimately realize distributions per share equal to the estimated NAV per share or the respective offering price per share upon the Company’s liquidation or sale; (iii) shares of the Company’s common stock would trade at the estimated NAV per share or the respective offering price per share on a national securities exchange; (iv) a third party would offer the estimated NAV per share or the respective offering price per share in an arm’s-length transaction to purchase all or substantially all of the Company’s shares of common stock; or (v) the methodologies used to determine the estimated NAV per share would be acceptable to the Financial Industry Regulatory Authority. In addition, the Company can make no claim as to whether the estimated NAV per share will or will not satisfy the applicable annual valuation requirements under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”) with respect to employee benefit plans subject to ERISA and other retirement plans or accounts subject to Section 4975 of the Code that are investing in the Company’s shares.

Further, the estimated NAV per share and the offering prices per share were calculated as of a moment in time, and the value of the Company’s common shares will fluctuate over time as a result of, among other things, developments related to individual assets, acquisitions of additional assets, the sale of additional shares of the Company’s common stock, changes in the real estate and capital markets, sales of assets and payment of disposition fees and expenses in connection therewith, the distribution of sales proceeds to the Company’s stockholders and changes in corporate policies such as the Company’s distribution level relative to earnings. As a result, stockholders should not rely on the estimated NAV per share or the respective offering price per share as being an accurate measure of the then-current value of shares of the Company’s common stock in making a decision to buy or sell shares of the Company’s common stock, including whether to reinvest distributions by participating in the Company’s distribution reinvestment plan and whether to request redemption under the Company’s share redemption program. Notwithstanding, the Company is not obligated to redeem shares of its common stock under its share redemption program. The Board may, in its sole discretion, amend, suspend, or terminate the share redemption program at any time if it determines that the funds available to fund the share redemption program are needed for other business or operational purposes or that amendment, suspension, or termination of the share redemption program is in the best interest of the Company’s stockholders.

Reclassification of Common Stock, New Offering Prices and Amendments to Distribution Reinvestment Plan and Share Redemption Program

As described in the Company’s charter, as amended and supplemented by the Articles of Amendment and Articles Supplementary (collectively, the “Charter”), effective as of August 13, 2015, the Company has reclassified its common stock into Class A shares and Class T shares. The Company will file a post-effective amendment to its registration statement on August 14, 2015 in order to offer both classes of shares of its common stock as part of its public offering. The post-effective amendment to the Company’s registration statement is not yet effective and therefore the Company is not yet offering Class T shares of its common stock, but expects the post-effective amendment to its registration statement to be brought effective on or around August 19, 2015. The Class A shares and Class T shares have similar voting rights and rights upon liquidation, and the distributions payable with respect to Class T shares relative to the distributions payable with respect to Class A shares will be set forth in the prospectus for the Company’s offering. In addition, the Company’s Charter, as amended and supplemented, provides that, in the event of a liquidation of the Company’s assets, each holder of shares of a particular class of common stock will be entitled to receive, proportionately with each other holder of shares of such class, that portion of the aggregate assets available for distribution to such class as the number of outstanding shares of the class held by such holder bears to the total number of outstanding shares of such class then outstanding. The foregoing description of the reclassification of the Company’s common stock into Class A shares and Class T shares is qualified in its entirety by reference to the Articles of Amendment and the Articles Supplementary, copies of which are filed herewith as Exhibits 3.1 and 3.2 and are incorporated by reference herein.

In connection with the determination of the estimated NAV per share of the Company’s common stock, the Board also determined new per share offering prices for the two classes of the Company’s common stock. The new Class A Offering Price will be $10.4407 per share and the initial Class T Offering Price will be $9.8298 per share. The new Class A Offering Price will take effect on August 15, 2015 and the initial Class T Offering Price will take effect when the post-effective amendment to the Company’s registration statement described above is brought effective by the SEC, which the Company expects will be on or around August 19, 2015. The Board arbitrarily determined the new offering price per share of each class of the Company’s common stock by taking the $9.24 estimated NAV per share and adding the per share up-front sales commissions, dealer manager fees and organization and offering expenses to be paid with respect to Class A shares and Class T shares, respectively, such that after the payment of such commissions, fees and expenses, the net proceeds to the Company will be the same for both Class A shares and Class T shares. Accordingly, as of August 14, 2015, the offering prices with respect to Class A shares and Class T shares are, respectively, 13.0% and 6.4% higher than the estimated NAV per each share of stock. The differences between our offering prices and actual value per share will fluctuate depending on the actual value of our assets per share at any given point in time.

In connection with the reclassification of the Company’s shares of common stock as Class A shares and Class T shares, the Company amended its distribution reinvestment plan in order to provide holders of both Class A shares and Class T shares with the ability to have cash distributions attributable to the class of shares they own automatically reinvested in additional shares of the same class. The Company also amended the price at which additional shares of the same class may be purchased pursuant to the Company’s distribution reinvestment plan to a price equal to $9.9187 per Class A share and $9.8298 per Class T share. The amendments are reflected in the Second Amended and Restated Distribution Reinvestment Plan (the “Amended DRP”), which will take effect on September 15, 2015. Accordingly, beginning with distributions declared for the third quarter of 2015, which are expected to be paid on or before October 15, 2015, participants in the Company’s distribution reinvestment plan will acquire shares at a price equal to $9.9187 per Class A share and $9.8298 per Class T share. As of August 15, 2015, the price paid under the Company’s distribution reinvestment plan will be 7.3% and 6.4% higher than the estimated NAV per share of the Company’s common stock for Class A shares and Class T shares, respectively. Consequently, participants in the Company’s distribution reinvestment plan will be paying more for their shares than the estimated NAV per share of the Company’s common stock.

If a participant wishes to terminate participation in the Amended DRP prior to the anticipated date of the next reinvestment, participants must notify the Company in writing of such decision, and the Company must receive the notice by the close of business on September 30, 2015. Notice of termination should be sent to:

For regular mail:	For overnight deliveries:
Dividend Capital	Dividend Capital
c/o DST Systems, Inc.	c/o DST Systems, Inc.
PO Box 219079	430 West 7th Street, Suite 219079
Kansas City, Missouri 64121-9079	Kansas City, Missouri 64105

The Board may amend or terminate the Amended DRP for any reason, provided that if the Board materially amends or terminates the Amended DRP, then such material amendment or termination, as applicable, shall only be effective upon 10 days’ notice to participants in the Amended DRP. Any such notice will be provided by the Company in a Current Report on Form 8-K filed with the SEC.

The Company also amended its share redemption program in connection with the reclassification of its common stock into Class A shares and Class T shares. The amended and restated share redemption program (the

“Amended SRP”), which will also take effect on September 15, 2015, provides eligible stockholders with limited, interim liquidity by enabling them to present for redemption all or a portion of their shares of the Company’s Class A shares or Class T shares. Stockholders may redeem shares under the Amended SRP at a price currently equal to or at a discount from the initial purchase price such stockholder paid for the shares being redeemed and the amount of the discount will vary based upon the length of time that such stockholder held the shares subject to redemption, as described in the following table:

Share Purchase Anniversary	Redemption Price as a Percentage of Purchase Price
Less than one year	No Redemption Allowed
One year	92.5%
Two years	95.0%
Three years	97.5%
Four years and longer	100.0%

The Board, in its sole discretion, may determine at any time to modify the Amended SRP to redeem shares at a price that is higher or lower than the price paid for the shares by the redeeming stockholder. In addition, there are limitations on stockholders’ ability to have their shares of the Company’s common stock redeemed pursuant to the Amended SRP, which are described in more detail in the Amended SRP filed herewith as Exhibit 4.2. For a stockholder’s shares to be eligible for redemption in a given quarter, the Company must receive a written notice from the stockholder or from an authorized representative of the stockholder in good order and on a form approved by the Company at least fifteen days before the end of the applicable quarter, or by September 15, 2015 in the case of the next anticipated redemption date. As noted above, the Board may determine to amend, suspend or terminate the Amended SRP in its sole discretion; provided, that, if the Board determines to materially amend, suspend or terminate the Amended SRP, the Company will provide stockholders with 30 days’ prior notice. Any notice of the material amendment, suspension or termination of the Amended SRP will be provided by the Company in a Current Report on Form 8-K filed with the SEC. The foregoing description of the Amended DRP and the Amended SRP is qualified in its entirety by reference to the Amended DRP and the Amended SRP, copies of which are filed herewith as Exhibits 4.1 and 4.2 and are incorporated by reference herein.

The prices per share of each respective class of shares offered pursuant to the Amended DRP and the redemption price per share that a stockholder receives under the Amended SRP do not represent the fair value of the Company’s assets less liabilities in accordance with GAAP, and such prices per share are not a representation, warranty or guarantee that: (i) a stockholder would be able to realize the respective price per share if such stockholder attempts to sell his or her shares; (ii) a stockholder would ultimately realize distributions per share equal to the respective per share upon the Company’s liquidation or sale; (iii) shares of the Company’s common stock would trade at the respective price per share on a national securities exchange; or (iv) a third party would offer the respective price per share in an arm’s-length transaction to purchase all or substantially all of the Company’s shares of common stock. Based on the estimated NAV per share of the Company’s common stock effective on August 15, 2015, the Company will be repurchasing shares of its common stock above the estimated NAV and, accordingly, these repurchases will be dilutive to its remaining stockholders.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Articles of Amendment of Industrial Property Trust, dated August 13, 2015

3.2	Articles Supplementary of Industrial Property Trust, dated August 13, 2015

4.1	Second Amended and Restated Distribution Reinvestment Plan, effective as of September 15, 2015

4.2	Amended and Restated Share Redemption Program, effective as of September 15, 2015

99.1	Consent of Duff & Phelps, LLC

Forward-Looking Statements

This Current Report on Form 8-K, including the exhibits filed and furnished herewith, contains forward-looking statements (including, without limitation, statements concerning the estimated NAV per share, assumptions made in determining the estimated NAV per share, the new offering price per Class A share and per Class T share, future redemptions pursuant to the Amended SRP and future reinvestments of cash distributions pursuant to the Amended DRP) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, the Company’s ability to maintain occupancy levels and lease rates at its properties, the Company’s ability to repay or successfully refinance its debt obligations, the future operating performance of the Company’s investments, the level of participation in the Amended DRP, and those risks set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as amended or supplemented by the Company’s other filings with the SEC. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL PROPERTY TRUST INC.

August 14, 2015	By:	/s/ THOMAS G. MCGONAGLE
Name: Thomas G. McGonagle
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Articles of Amendment of Industrial Property Trust, dated August 13, 2015

3.2	Articles Supplementary of Industrial Property Trust, dated August 13, 2015

4.1	Second Amended and Restated Distribution Reinvestment Plan, effective as of September 15, 2015

4.2	Amended and Restated Share Redemption Program, effective as of September 15, 2015

99.1	Consent of Duff & Phelps, LLC